Troutman Sanders LLP
                            600 Peachtree Street, NE
                             Atlanta, GA 30308-2216
                                 (404) 885-3000


                                  July 29, 1996


The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

         Re:      The Southern Company
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the above-captioned registration statement and related prospectus proposed to be filed by The Southern Company ("Southern") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of 25,000,000 additional shares of its common stock, par value $5 per share (the "Stock"). We have also examined certified copies of Southern's Certificate of Incorporation, as amended, and of its by-laws and are familiar with all proceedings relating to the issuance and sale of the Stock. We are of the opinion that:

                  (a) Southern is a corporation duly organized and existing under the laws of the State of Delaware, is domesticated under the laws of the State of Georgia and is qualified to do business as a foreign corporation under the laws of the State of Alabama.

                  (b) Upon compliance with the relevant provisions of the 1933 Act, upon issuance by the Commission of an appropriate order or orders under the Public Utility Holding Company Act of 1935, as amended, and upon compliance with the securities or "blue sky" laws of any jurisdiction applicable thereto, Southern may legally issue and sell the Stock without obtaining the consent or approval of any other governmental authority.

                  (c) When the necessary consents or approvals as referred to in paragraph (b) hereinabove have been obtained, and when certificates for the Stock have been executed by Southern, countersigned and registered by the transfer agent and registrar and delivered for a consideration in cash equal to or greater than the par value of the Stock pursuant to resolutions duly adopted by the board of directors of Southern, the Stock will be valid and legally issued, fully paid and non-assessable shares of Southern, and the


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The Southern Company
July 29, 1996
Page 2



         holders thereof will be entitled to the rights and privileges appertaining thereto as set forth in Southern's Certificate of Incorporation, as amended.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the statements made in regard to our firm as counsel to Southern under the caption "Legal Opinions and Experts" in the related prospectus.

                                                     Very truly yours,


                                                     /s/Troutman Sanders LLP
                                                     TROUTMAN SANDERS LLP



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